Exhibit 3.48

Document must be filed electronically. Paper documents will not be accepted. Document processing fee Fees & forms/cover sheets are subject to change. To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.	$50.00	Colorado Secretary of State Date and Time: 04/13/2009 09:30 AM ID Number: 20091210380 Document number: 20091210380 Amount Paid: $50.00
ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is

LoradoChem, Inc.
(The name of a corporation must contain the term or abbreviation “corporation”, “incorporated”, “company”, “limited”, “corp.”, “inc.”, “co.”, or “ltd.”. See §7-90-601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the corporation’s initial principal office is
Street address	Cira Centre, 12th Floor
(Street number and name)
2929 Arch Street
	Philadelphia	PA	19104-2891
	(City)	(State)	(ZIP/Postal Code)
United States
	(Province – if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

	(Province – if applicable)	(Country)

3. The registered agent name and registered agent address of the corporation’s initial registered agent are

Name
(if an individual)
	(Last)	(First)	(Middle)	(Suffix)
OR
(if an entity)	National Registered Agents, Inc.
(Caution: Do not provide both an individual and an entity name.)

Street address	1535 Grant Street
(Street number and name)

	Denver	CO	80203
	(City)	(State)	(ZIP/Postal Code)

ARTINC_PC	Page 1 of 3	Rev. 02/28/2008

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

CO
	(City)	(State)	(ZIP/Postal Code)

    (The following statement is adopted by marking the box.)

☑	The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name
(if an individual)	Caldwell	John		W.
	(Last)	(First)		(Middle)	(Suffix)
OR
(if an entity)
(Caution: Do not provide both an individual and an entity name.)
Mailing address	Circa Centre, 12th Floor
(Street number and name or Post Office Box information)
2929 Arch Street
	Philadelphia		PA		19104-2891
	(City)		(State)		(ZIP/Postal Code)
United States
	(Province – if applicable)		(Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐	The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

(If the following statement applies, adopt the statement by marking the box and enter the number of shares.)
☑	The corporation is authorized to issue 100,000,000 common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☑	Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

    (Caution: At least one box must be marked. Both boxes may be marked, if applicable.)

6. (If the following statement applies, adopt the statement by marking the box and include an attachment.)

☑	This document contains additional information as provided by law.

7.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

    (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are	.
(mm/dd/yyyy hour:minute am/pm)

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Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Caldwell	John	W.
(Last)	(First)	(Middle)	(Suffix)
Cira Centre, 12th Floor
(Street number and name or Post Office Box information)
2929 Arch Street
Philadelphia		PA	19104-2891
(City)		(State)	(Zip/Postal Code)
United States
(Province - if applicable)		(Country)

(if the following statement applies, adopt the statement by marking the box and include an attachment.)
☐	This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

ARTINC_PC	Page 3 of 3	Rev. 02/28/2008

ARTICLES OF INCORPORATION

OF

LoradoChem, Inc.

The undersigned, a natural person of at least the age of 18 years or more, acting as an incorporator of a corporation (hereinafter referred to as the “Corporation”) under the provisions of the Colorado Business Corporation Act, adopt the following Articles of Incorporation of a business corporation:

Article I: The corporate name for the corporation shall be LoradoChem, Inc.

Article II: The principal street address of the corporation is:

Cira Centre, 12th Floor, 2929 Arch Street, Philadelphia, PA 19104-2891

Article III: Cumulative voting shares of stock is not authorized in the election of directors.

Article IV: No holder of any of the shares of the corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class which the corporation may issue or sell, whether or not such shares are exchangeable for any shares of the corporation of any other class or classes, and whether such shares are issued out of the number of shares authorized by the Articles of Incorporation of the corporation as originally filed, or by any amendment thereof, or out of shares of the corporation acquired by it after the issue thereof; nor shall any holder of any of the shares of the corporation, as such holder, have any right to purchase or subscribe for any obligations which the corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of the corporation of any class or classes, or to which shall be attached or shall appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder thereof the right to subscribe for, or purchase from the corporation any shares of any class or classes.

Article V: The aggregate number of shares which this Corporation shall have authority to issue is 100,000,000 shares of common stock, $.01 par value; and 10,000,000 shares of preferred stock, $.01 par value. The preferred shares may be issued in one or more series at the discretion of the Board of Directors. In establishing any series of preferred stock the Board of Directors shall give the series a designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions of the series.

Article VI: The name of the initial registered agent and the address of the registered office is National Registered Agents, Inc., 1535 Grant Street, Suite 140, Denver, Colorado 80203.

Article VII: The name and the address of the incorporator is:

NAME	ADDRESS
John W. Caldwell	Cira Centre, 12th Floor
2929 Arch Street
Philadelphia, PA 19104-2891

Article VIII: The purposes for which the corporation is organized shall be to transact any and all lawful business for which corporations may be incorporated pursuant to the provisions of the Colorado Business Corporation Act.

Article IX: The corporation shall, to the fullest extent legally permissible under the provisions of the Colorado Business Corporation Act, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by any such person in connection with any action, suit or other proceeding in which such person may be involved or with which such person may be threatened, or other matters referred to in or covered by said provisions both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.

Article X: The personal liability of all of the directors of the corporation is hereby eliminated to the fullest extent allowed as provided by the Colorado Business Corporation Act, as the same may be supplemented and amended.

Executed on this 10th day of April, 2009.

/s/ John W. Caldwell
John W. Caldwell, Incorporator

ACCEPTANCE OF APPOINTMENT AS REGISTERED AGENT

The undersigned, an officer authorized to sign on behalf of National Registered Agents, Inc., a Delaware corporation, hereby accepts the appointment as the initial registered agent of the corporation named in Article I of the Articles of Incorporation.